Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President of Investor Relations, or

Katie Strohacker, Senior Manager of Investor Relations

(617) 796-8251

www.tatravelcenters.com

TravelCenters of America Agrees to Purchase

31 C-Stores/Gas Stations for $67 Million

Westlake, OH (Nov. 14 2013).  Travel Centers of America LLC (NYSE: TA) today announced that it has agreed to acquire 31 convenience stores with retail gasoline stations (“C-stores”) for $67 million, before closing costs and customary working capital adjustments.  The seller is a private company which operates these C-stores under its proprietary brand name “Minit Mart”.

Twenty-eight (28) of the C-stores are located in Kentucky and three (3) are in Tennessee.  Twenty-seven (27) of the locations include the ownership of land and buildings, while four (4) are leaseholds.  The typical location includes ten (10) fueling positions and approximately 5,000 sq. ft. of interior space offering C-store merchandise as well as some prepared food services.  During 2012, these stores dispensed an aggregate of 38 million gallons of fuel.

Thomas M. O’Brien, TA’s President and CEO, made the following statement at the time of this announcement:

“The 31 C-stores TA has agreed to acquire are high volume fuel locations with larger interior space for merchandise and food offerings than typical C-stores and appear to have limited need for near term capital investment.  In addition, we do not expect these C-stores to require a lengthy period to achieve stabilized financial results.  We also expect TA may be able to realize synergies in purchasing and merchandising customer offerings at these C-stores which may make the financial results, relative to the acquisition cost, similar to that expected for travel center acquisitions.  Nearly all of TA’s existing travel centers currently offer gasoline for motorists and most of these C-stores’ customer offerings are similar to the products and food services available at our highway travel centers.

“TA’s principal business focus is and remains operating and expanding its nationwide network of large, full service travel centers along the U.S. Interstate Highway System that serve the U.S. trucking industry.”

The transaction announced today is subject to customary closing conditions, but TA currently expects it will close before year end 2013.  Mr. O’Brien’s comments are based on information provided by the seller to TA prior to the date of this release and may be subject to change.

About Travel Centers of America LLC:

TA primarily operates and franchises travel centers under the “Travel Centers of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offers diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes locations in 42 U.S. states and in Canada.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S CURRENT INTENT, BELIEFS AND EXPECTATIONS BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT TA HAS AGREED TO ACQUIRE 31 C-STORES FOR $67 MILLION BEFORE CLOSING COSTS AND CUSTOMARY WORKING CAPITAL ADJUSTMENTS AND THAT TA EXPECTS THIS TRANSACTION TO CLOSE BEFORE YEAR END 2013.  AS NOTED ABOVE, HOWEVER, THIS TRANSACTION IS SUBJECT TO CUSTOMARY CLOSING CONDITIONS.  SOME OF THESE CONDITIONS INVOLVE THIRD PARTY CONSENTS AND APPROVALS THAT ARE BEYOND TA’S CONTROL, SUCH AS CONSENTS FROM LANDLORDS FOR TRANSFER OF THE LEASED LOCATIONS AND APPROVALS FOR TRANSFERS OF CERTAIN CONTRACTS, OPERATING LICENSES AND THE LIKE.  THESE OR OTHER CONDITIONS MAY NOT BE SATISFIED AND THIS TRANSACTION MAY BE DELAYED, THE TERMS OF THIS TRANSACTION MAY BE MODIFIED OR THE TRANSACTION MAY NOT CLOSE.

•                  THIS PRESS RELEASE STATES THAT TA’S PRINCIPAL BUSINESS FOCUS IS AND REMAINS OPERATING AND EXPANDING ITS NATIONWIDE NETWORK OF LARGE FULL SERVICE TRAVEL CENTERS ALONG THE U.S. INTERSTATE HIGHWAY SYSTEMS THAT SERVE THE U.S. TRUCKING INDUSTRY.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT TA WILL NOT ACQUIRE ADDITIONAL C-STORES OR CONSIDER OTHER BUSINESS EXPANSION OPPORTUNITIES.  IN FACT, TA MAY CONSIDER OTHER BUSINESS EXPANSION OPPORTUNITIES INCLUDING ACQUIRING ADDITIONAL C-STORES, ESPECIALLY IF THE OPERATING RESULTS AND OPERATING SYNERGIES THAT TA EXPECTS FROM THE TRANSACTION DESCRIBED IN THIS PRESS RELEASE ARE REALIZED.

•                  THIS PRESS RELEASE STATES THAT THE C-STORES TO BE ACQUIRED BY TA ARE HIGH VOLUME FUEL LOCATIONS, THAT THESE C-STORES WILL REQUIRE ONLY LIMITED NEAR TERM CAPITAL INVESTMENT AND THAT THESE C-STORES WILL NOT REQUIRE A LENGTHY PERIOD TO ACHIEVE STABILIZED FINANCIAL RESULTS.  THE IMPLICATION OF THESE STATEMENTS IS THAT THESE STORES MAY HAVE AN IMMEDIATE POSITIVE IMPACT ON TA’S EARNINGS AFTER THE CLOSING.  THE ACQUISITION AND INTEGRATION OF NEW BUSINESSES AND LOCATIONS INVOLVES RISKS OF FINANCIAL LOSSES.  CHANGES OF OWNERSHIP FREQUENTLY RESULT IN PERSONNEL CHANGES AND IN REQUIREMENTS FOR NEW SUPPLY AND SALES ARRANGEMENTS.  THESE OR OTHER FACTORS MAY RESULT IN LOWER FINANCIAL PERFORMANCE THAN EXPECTED OR FINANCIAL LOSSES.  ALSO, MARKET CONDITIONS AFFECTING THE C- STORES TA EXPECTS TO ACQUIRE MAY CHANGE IN A WAY WHICH MATERIALLY AND ADVERSELY IMPACTS THE BUSINESS OF THESE C-STORES. FURTHER, PRESENTLY UNKNOWN PROPERTY CONDITIONS OR LIABILITIES MAY BE DISCOVERED AT THESE C-STORES.  ACCORDINGLY, MR. O’BRIEN AND TA CAN PROVIDE NO ASSURANCE THAT THIS ACQUISITION WILL BE ACCRETIVE TO TA’S EARNINGS AFTER THIS TRANSACTION CLOSES.

•                  THIS PRESS RELEASE STATES THAT MR. O’BRIEN AND TA EXPECT THAT TA MAY BE ABLE TO REALIZE SYNERGIES IN PURCHASING AND MERCHANDISING AT THE C-STORES TA EXPECTS TO ACQUIRE AND THAT THESE SYNERGIES MAY IMPROVE TA’S FUTURE PROFITS FROM THESE C-STORES.  THE TYPICAL CUSTOMERS AT TA’S TRAVEL CENTERS AND THOSE AT THE C-STORES TO BE ACQUIRED MAY BE DIFFERENT OR BE SEEKING DIFFERENT GOODS AND SERVICES.  COMPETITION ALONG THE INTERSTATE HIGHWAY SYSTEM THROUGHOUT THE U.S. MAY BE DIFFERENT FROM COMPETITION AMONG C-STORES IN A MORE CONCENTRATED GEOGRAPHIC AREA.  FOR THESE AND OTHER REASONS, TA MAY BE UNABLE TO REALIZE ANY OF THE SYNERGIES WHICH MR. O’BRIEN AND TA CURRENTLY EXPECT.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE MAY BE ALSO CAUSED BY OTHER REASONS AS DESCRIBED IN TA’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, AND TA’S QUARTERLY REPORTS ON FORMS 10-Q FOR THE PERIODS ENDING MARCH 31, JUNE 30 AND SEPTEMBER 30, 2013, IN SECTIONS OF THOSE REPORTS TITLED “WARNING REGARDING FORWARD LOOKING STATEMENTS” AND “RISK FACTORS” AND ELSEWHERE IN THOSE REPORTS.  COPIES OF THOSE REPORTS ARE PUBLICLY AVAILABLE AT THE SEC’S WEBSITE: WWW.SEC.GOV.

INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, TA DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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